EXIBIT 10.1

FIRST AMENDMENT TO THE

AmREIT, Inc.

1999 FLEXIBLE INCENTIVE PLAN

This FIRST AMENDMENT (this “Amendment”), effective July 23, 2012, shall amend the 1999 Flexible Incentive Plan (the “Plan”) that has been approved previously by the Board of Directors (the “Board”) of AmREIT, Inc., a Maryland corporation (the “Company”), and by the Company’s stockholders. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Plan was adopted by the Company on June 23, 1999;

WHEREAS, on July 23, 2012, the Company amended its charter to (i) redesignate its common stock, par value $0.01 per share, as “Class A Common Stock,” and (ii) create a new class of common stock entitled “Class B Common Stock;” and

WHEREAS, Section 16.1 of the Plan provides the Board the authority to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Section 2.8 of the Plan is hereby deleted in its entirety and replaced with the following:

2.8       “Common Stock” shall mean the Class B Common Stock, par value, $0.01 per share, of the Company.

2.             Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

4.1       Limitations. The maximum number of Shares that may be issued after August 1, 2012 with respect to Awards granted pursuant to this Plan shall be 937,444 Shares, which shall be authorized but unissued Shares of the Company.

All other terms and conditions of the Plan shall be unchanged and remain in full force and effect, except to the extent modified by the foregoing.